Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES TARGETED RESTRUCTURING PLAN

•	$20 million Restructuring Charge to be Recorded in the Fourth Quarter of Fiscal 2014

•	Approximately $10 million in Annual Savings Anticipated

MENTOR, Ohio (March 26, 2014)—STERIS Corporation (NYSE: STE) today announced a targeted restructuring plan, which includes the closure of STERIS’s Hopkins Production Facility in Mentor, Ohio, as well as other actions. Approximately 150 positions will be eliminated as a result of the restructuring plan, about 100 of which are in Ohio. The vast majority of the people who will be impacted have already been notified. The Hopkins Facility primarily produces STERIS’s SYSTEM 1E™ Liquid Chemical Sterilant Processing System and related chemistry and accessories. Business operations at the Hopkins Facility are expected to cease by October 31, 2015. The Company will relocate the production of these products to existing North American manufacturing operations.

The Company anticipates that it will incur a restructuring charge of approximately $20 million in the fourth quarter of fiscal 2014 related to these actions. Of the $20 million charge, approximately $12 million is non-cash. Restructuring charges will be excluded from the Company’s adjusted earnings per diluted share. Cost savings resulting from these actions are anticipated to be approximately $10 million a year, with approximately half of the benefit beginning in fiscal 2015 and the balance in fiscal 2016.

“As a result of the reduced demand for our SYSTEM 1E product family following the completion of the SYSTEM 1 transition, the Hopkins Facility is now running significantly below full capacity,” said Walt Rosebrough, STERIS President and Chief Executive Officer. “While we have not made final decisions on the locations of all of the Hopkins production, this closure enables us to more efficiently utilize our existing North American manufacturing network.”

About STERIS

The mission of STERIS Corporation is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

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STERIS Corporation

News Announcement

This press release contains statements concerning certain trends, expectations, forecasts, estimates or other forward-looking information relating to the Company that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Forward-looking statements contained in this release include anticipated charges associated with restructuring and related actions, the timing and amount of anticipated cost savings resulting from the actions described and the anticipated operation cessation date, and all of such statements are subject to change. The forward-looking statements give the Company’s current forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its press releases, and reports on Forms 8-K, 10-K and 10-Q filed with the Securities and Exchange Commission and other securities filings.

Contacts:

News Media:

Steve Norton, Director, Corporate Communications and Government Affairs at 440-392-7482.

Investors:

Julie Winter, Director, Investor Relations at 440-392-7245.